                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                   Burns International Services Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                   BURNS INTERNATIONAL SERVICES CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                              Chicago, Illinois
                                                                 March 30, 2000

To the Stockholders:

   We will hold the Annual Meeting of Stockholders of Burns International Services Corporation on Monday, April 24, 2000, at 10:00 a.m. at the Company's headquarters at 200 South Michigan Avenue, Chicago, Illinois, for the following purposes:

     1. To elect three directors for a term expiring in 2003;

     2. To ratify the designation of Deloitte & Touche LLP as independent auditors for the Company for 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement.

   Only holders of shares of Common Stock at the close of business on March 6, 2000 will be entitled to vote at the meeting or any adjournment or postponement.

                                          By order of the Board of Directors

                                          ROBERT E.T. LACKEY
                                          Corporate Secretary

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

                   BURNS INTERNATIONAL SERVICES CORPORATION
                           200 South Michigan Avenue
                            Chicago, Illinois 60604

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                March 30, 2000

   The Board of Directors of Burns International Services Corporation (the "Company") furnishes this Proxy Statement in connection with the solicitation of proxies for the Company's Annual Meeting of Stockholders, which we will hold at 10:00 a.m. on April 24, 2000 at the Company's headquarters, 200 South Michigan Avenue, Chicago, Illinois. We are mailing this Proxy Statement and accompanying form of proxy to stockholders beginning on or about March 30, 2000. We enclose the Company's Annual Report for the year ended December 31, 1999.

   Only stockholders of record at the close of business on March 6, 2000 are entitled to vote at the meeting. As of such date, there were 24,338,849 issued and 19,910,642 outstanding shares of Common Stock. Each share of Common Stock entitles the holder to one vote.

   We will vote a properly signed, dated and returned proxy according to its terms. If you do not indicate how you want to vote, we will vote it as recommended by the Board of Directors. You may revoke your proxy anytime before the vote is taken by delivering to the Corporate Secretary of the Company a written revocation, a proxy bearing a later date, or by attending and voting at the Annual Meeting.

   The Company will bear the cost of solicitation of proxies. Besides soliciting proxies through the mail, the Company's officers, directors and employees may solicit proxies in person or by telephone. The Company will request that brokers, nominees and other similar record holders forward solicitation material and will reimburse them upon request for their out-of-pocket expenses.

   The election inspectors appointed for the meeting will total the votes cast by proxy or in person at the meeting and will determine whether a quorum is present. Unless otherwise indicated, the election inspectors will treat abstentions and votes withheld as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a nominee indicates that it does not have discretionary voting power and has not received voting instructions from the beneficial owner, those shares will not be considered as present and entitled to vote with respect to that matter.

                           1. ELECTION OF DIRECTORS

   We have divided the Company's Board of Directors into three classes. Messrs. Arthur F. Golden, Dale W. Lang and Andrew McNally IV are nominated to serve for a term of three years expiring in 2003. The stockholders have previously elected all nominees. H. Norman Schwarzkopf, whose term also expires at the 2000 Annual Meeting, chose not to stand for re-election. Each nominee has agreed to serve if elected. If any nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, and we will vote the shares represented by proxies for such substitute nominee, unless you indicate an instruction to the contrary on the proxy card. The Company requires a plurality of votes cast at the meeting to elect a director. Votes withheld and broker non-votes will not affect the outcome of the election.

   The following sets forth, as of March 6, 2000, certain information concerning each nominee and continuing director. During 1999, Directors J. Joe Adorjan and Donald C. Trauscht retired from the Board.

                      Nominees for a term expiring in 2003

              Name               Age   Principal Occupation and Directorships
              ----               ---   --------------------------------------
Arthur F. Golden................  53 Partner of Davis Polk & Wardwell, a law
 Director since 1996                 firm, since 1978.

Dale W. Lang....................  67 President of KX Acquisition Corp., an owner
 Director since 1993                 and operator of television stations, since
                                     1992. Chairman of Lang Communications,
                                     Inc., a magazine publishing company (1989
                                     to 1997). Chairman of Medizine, Inc., a
                                     publisher and consumer health provider,
                                     since 1996, and Chairman of Aptura
                                     Technologies, LCC, an internet company,
                                     since 1998.

Andrew McNally IV...............  60 Retired Chairman and Chief Executive
 Director since 1996                 Officer of Rand McNally, a publishing and
                                     map making company. Mr. McNally was
                                     Chairman and Chief Executive Officer from
                                     1993 to 1997 and President and Chief
                                     Executive Officer from 1978 to 1993 of Rand
                                     McNally. Mr. McNally is also a director of
                                     Hubbell Incorporated, Morgan Stanley Funds
                                     and Reinhold Industries.

               Continuing directors with a term expiring in 2001

              Name               Age   Principal Occupation and Directorships
              ----               ---   --------------------------------------
James J. Burke, Jr..............  48 Partner and director of Stonington
 Director since 1987                 Partners, Inc., an investment firm
                                     ("Stonington"), since 1993; director of
                                     Merrill Lynch Capital Partners ("MLCP"), an
                                     investment firm, since 1985 and Vice
                                     Chairman of MLCP since 1999. Mr. Burke was
                                     Managing Partner of MLCP from 1993 to 1994
                                     and was President and Chief Executive
                                     Officer of MLCP from 1987 to 1993. Mr.
                                     Burke is also a director of Ann Taylor
                                     Stores Corporation, Education Management
                                     Corporation, Pathmark Stores, Inc.,
                                     Supermarket General Holdings Corp. and
                                     United Artists Theatre Circuit, Inc.

Albert J. Fitzgibbons III.......  54 Partner and director of Stonington since
 Director since 1987                 1993 and director of MLCP, since 1988. Mr.
                                     Fitzgibbons was a Partner of MLCP from 1993
                                     to 1994 and was Executive Vice President of
                                     MLCP from 1988 to 1993. Mr. Fitzgibbons is
                                     also a director of Dictaphone Corporation,
                                     Merisel, Inc. and United Artists Theatre
                                     Circuit, Inc.

Terry L. Lengfelder.............  62 Managing Partner of Arthur Andersen LLP
 Director since 1999                 from 1979 through December 1997. Former
                                     Board Chairman of Andersen Worldwide.
                                     Director of Lanoga Corporation (privately
                                     held) from 1999 to present.

               Continuing directors with a term expiring in 2002

              Name               Age   Principal Occupation and Directorships
              ----               ---   --------------------------------------
John A. Edwardson...............  50 Chairman of the Board (since June 1999),
 Director since 1999                 Chief Executive Officer and President
                                     (since March 1999). Former President from
                                     July 1994 to September 1998 and Chief
                                     Operating Officer from April 1995 to
                                     September 1998 of United Airlines, Inc.
                                     Former Executive Vice President and Chief
                                     Financial Officer from June 1991 to July
                                     1994 of Ameritech Corp.
                                     Mr. Edwardson is also a director of
                                     Household International, Focal
                                     Communications Corporation and Loomis,
                                     Fargo & Co.

Robert A. McCabe................  65 Chairman of Pilot Capital Corporation, an
 Director since 1993                 investment firm, since 1999. Former
                                     President from 1987 to 1999. Mr. McCabe is
                                     also a director of Atlantic Bank, Church &
                                     Dwight Co., Inc., Thermo Electron
                                     Corporation and Thermo Optek, Inc.

Alexis P. Michas................  42 Managing Partner since 1996 and a director
 Director since 1987                 of Stonington since 1993 and a Managing
                                     Partner and a director of Stonington
                                     Partners, Inc. II, since 1994. Mr. Michas
                                     has been a director of MLCP since 1989 and
                                     was a Consultant to MLCP from 1994 through
                                     1999. He was also a Managing Director of
                                     the Investment Banking Division of Merrill
                                     Lynch, Pierce, Fenner & Smith Incorporated
                                     ("MLPF&S")
                                     from 1991 to 1994. Mr. Michas is also a
                                     director of BorgWarner, Inc., Dictaphone
                                     Corporation, Goss Graphic Systems, Inc. and
                                     Packard BioScience Company.

Meetings of the Board of Directors and Committees

   The Board of Directors held six meetings during 1999. With the exception of Mr. Schwarzkopf, each director attended at least 75% of the meetings of the Board of Directors and any committee they served.

               Name of Committee                General Functions of the   Meetings
                  And Members                           Committee          in 1999
               -----------------                ------------------------   --------
 Finance and Audit Committee                    . recommend selection of       5
                                                  independent
 Terry L. Lengfelder (Chairman)                   accountants to conduct
 James J. Burke, Jr.                              the annual audit of
 Arthur F. Golden                                 the books and accounts
 Alexis P. Michas                                 of the Company;

                                                . review the proposed
                                                  scope of such audit
                                                  and approve the audit
                                                  fees to be paid;
                                                . review the adequacy
                                                  and effectiveness of
                                                  the internal auditing,
                                                  accounting and
                                                  financial controls of
                                                  the Company with the
                                                  independent certified
                                                  public accountants and
                                                  the Company's
                                                  financial and
                                                  accounting staff;
                                                . review the Company's
                                                  capital plans; and
                                                . advise the Board of
                                                  Directors on corporate
                                                  financial policy
                                                  matters.

               Name of Committee                General Functions of the   Meetings
                  And Members                           Committee          in 1999
               -----------------                ------------------------   --------
 Executive Committee                            . exercise all the             1
                                                  powers and authority
 John A. Edwardson (Chairman)                     of the Company, except
 Arthur F. Golden                                 as limited by Delaware
 Andrew McNally IV                                law.
 Alexis P. Michas

                                                                               1





 Compensation Committee                         . determine executive          4
                                                  compensation,
 Robert A. McCabe (Chairman)                      including base salary,
 Albert J. Fitzgibbons III                        bonuses and stock
 Dale W. Lang                                     incentives;
 Andrew McNally IV
 Alexis P. Michas                               . review employee
                                                  benefit plans and
                                                  approve changes to
                                                  executive officer
                                                  benefit plans;
                                                . review changes to the
                                                  Company's organization
                                                  structure;
                                                . review the Company's
                                                  key executive
                                                  development and
 Nominating Committee                             succession plans; and
                                                . recommend director
 Andrew McNally IV (Chairman)                     compensation and
 Albert J. Fitzgibbons III                        benefits.
 Dale W. Lang                                   . recommend prospective
 Robert A. McCabe                                 nominees for the Board
 Compensation Committee                           of Directors.





Compensation of Directors

   We do not pay directors who are also officers of the Company additional compensation for their service as directors. In 1999, compensation for non-employee directors included the following:

  . an annual retainer of $18,000;
  . $1,000 for each Board meeting attended;
  . $1,000 for each Board committee meeting attended;
  . $1,250 for Committee Chairpersons; and
  . expenses of attending Board and Committee Meetings.

   Starting January 2000, annual retainer and Board and Committee meeting fees will be paid quarterly and in arrears.

   Pursuant to the Burns International Services Corporation 1993 Stock Incentive Plan, each Non-Affiliate Director received options to purchase 10,000 shares of Common Stock having an exercise price equal to the fair market value of the Common Stock, as of November 16, 1993, or, if later, the date such person becomes a director. All such options expire ten years after the date of grant and become exercisable in equal installments on each of the first five anniversary dates of the date of grant, if on such date the optionee is still a director of the Company.

   On February 4, 1997, each Non-Affiliate Director was granted options to purchase 6,000 shares of Common Stock having an exercise price per share equal to $11.3125, which was the average of the high and low trading prices of the Common Stock on such date. All such options expire ten years after the date of grant and become exercisable in equal installments on each of the first three anniversary dates of the date of grant. Such options become immediately exercisable upon a change in control of the Company or the retirement of a director from the Company's board.

   In accordance with a Non-Affiliate Director Stock Option Plan approved by the stockholders, each Non-Affiliate Director will be granted options to purchase 1,000 shares of Common Stock annually on the third business day after the annual meeting. Such options will have an exercise price per share equal to the average of the high and low trading prices of the Common Stock on such date.

   On April 23, 1999, 1,000 options, having an exercise price per share equal to $16.1875, were granted to each of the Non-Affiliate Directors. All such options will be immediately exercisable and expire ten years after the date of grant.

   During 1997 the Company amended its existing Directors Stock Appreciation Rights Plan by extending the expiration date of the rights issued thereunder from July 31, 1997 to July 31, 2000. Messrs. Burke, Fitzgibbons and Michas are the only participants in such plan.

   The Company has a consulting agreement with Mr. Schwarzkopf pursuant to which he has agreed to provide consulting and advisory services to the Company and its subsidiaries with respect to the development of an overall strategy for the operations of the Company and its subsidiaries and the management, training, motivation and utilization of its physical security personnel. The Company pays Mr. Schwarzkopf a consulting fee of $5,000 per month. The Consulting Agreement expires on April 30, 2000.

   During 1999 the Company periodically retained the law firm of Davis Polk & Wardwell, of which Mr. Golden is a partner, to advise the Company on various matters.

Stock Ownership

   The following table sets forth, as of March 6, 2000, certain information regarding beneficial ownership of Common Stock by all entities that, to the best knowledge of the Company, beneficially owned more than five percent of the Common Stock. Except as indicated, each entity has sole voting and investment power with respect to such shares.

                                                                         Percent
                                                               Number of   of
   Name of Beneficial Owner(a)                                  Shares    class
   ---------------------------                                 --------- -------
   Merrill Lynch Capital Partners, Inc........................   170,336     *
   Merrill Lynch KECALP L.P. 1987.............................   200,000     *
   Merchant Banking L.P. No. I................................   236,683     *
   ML Venture Partners II, L.P. ..............................   500,000     *
   ML Employees LBO Partnership No. I, L.P....................    78,001     *
   ML IBK Positions, Inc......................................   788,892     *
                                                               ---------
   Total Merrill Lynch & Co., Inc. Entities(a)................ 1,973,912  10.0%
   The Prudential Insurance Company of America(b)............. 1,375,653   6.9%
   Cramer Rosenthal McGlynn, LLC(c)........................... 1,012,400   5.0%

--------
   *Represents less than one percent.

(a) Pursuant to a Schedule 13G/A filed February 14, 2000, Merrill Lynch & Co., Inc. indicated that it had shared power to vote 1,973,912 shares of Common Stock and shared power to dispose of 1,973,912 shares of Common Stock. The address of Merrill Lynch & Co., Inc. is 250 Vesey St., World Financial Center, New York, New York 10005.
(b) Pursuant to a Schedule 13G filed February 7, 2000, The Prudential Insurance Company of America indicated that it had sole power to vote 881,053 shares of Common Stock and sole power to dispose of 881,053 shares of Common Stock and shared power to vote 494,600 shares of Common Stock and shared power to dispose of 494,600 shares of Common Stock. The address for Prudential Insurance Company of America is 751 Broad Street, Newark, NJ 07102.
(c) Pursuant to a Schedule 13G filed March 4, 2000, Cramer Rosenthal McGlynn, LLC indicated that it had shared power to vote 1,012,400 shares of Common Stock and shared power to dispose of 1,012,400 shares of Common Stock. The address of Cramer Rosenthal McGlynn, LLC is 707 Westchester Avenue, White Plains, NY 10604.

   The following table sets forth, as of March 6, 2000, certain information regarding beneficial ownership of Common Stock by the Company's directors and executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

                                      # of
                           Number    Options
                             of    Exercisable              Percent
                           Shares     as of    Restricted Outstanding   Total
Name                      Owned(a)  3/6/00(b)   Stock(c)   of Shares   Shares
----                      -------- ----------- ---------- ----------- ---------
John A. Edwardson........ 176,100     280,122   233,000       3.5       689,222
J. Joe Adorjan(e)........ 168,134     596,000         0       3.8       764,134
John D. O'Brien.......... 138,617     125,000    21,800       1.4       285,417
James C. Froisland.......       0           0    10,000         *        10,000
Timothy M. Wood(e).......  66,235     105,000         0         *       171,235
Robert E.T. Lackey.......   1,180      16,000    10,900         *        28,080
James J. Burke, Jr.(d)... 143,134           0         0         *       143,134
Albert J. Fitzgibbons
 III.....................  15,000           0         0         *        15,000
Arthur F. Golden.........       0      16,000         0         *        16,000
Nancy E. Kittle..........   5,000      15,500     4,400         *        24,900
Dale W. Lang.............  20,000      19,000         0         *        39,000
Terry L. Lengfelder......   5,000           0         0         *         5,000
Robert A. McCabe.........  12,000      19,000         0         *        31,000
Andrew McNally IV........  10,000      16,000         0         *        26,000
James F. McNulty III.....   6,982      43,250    10,900         *        61,132
Alexis P. Michas(d)......  52,775           0         0         *        52,775
H. Norman Schwarzkopf....       0      19,000         0         *        19,000
All directors and
 executive officers of
 the Company (17
 persons)................ 820,157   1,269,872   291,000      12.0     2,381,029

--------
  *Represents less than one percent
(a)Includes shares for which the named person:
  . has sole voting and investment power,
  . John D. O'Brien's spouse has 1,500 shares and Robert A. McCabe's spouse has 10,000 shares.
  Excludes shares that:
  . are restricted stock holdings, or
  . may be acquired through stock option exercises within 60 days.
(b) Shares that can be acquired through stock option exercises. During 1999, Mr. Adorjan transferred 15,000 stock options to three members of his immediate family.
(c) Shares subject to a vesting schedule, forfeiture risk and/or other restrictions. Includes 153,000 shares for John A. Edwardson awarded subject to forfeiture if certain performance goals are not met.

(d) Includes 68,134 shares for Mr. Burke and 12,775 for Mr. Michas that were acquired from the Merrill Lynch distribution.
(e) Mr. Adorjan resigned as Chairman of the Board effective June 1, 1999 and as Chief Executive Officer and President, effective March 1, 1999. Mr. Wood resigned from his position as Vice President and Chief Financial Officer, effective October 28, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers, directors and greater than 10% stockholders to file certain reports with respect to beneficial ownership of the Company's equity securities. Based on information provided to the Company by each officer, director and greater than 10% stockholder, the Company believes all reports required to be filed in 1999 were timely filed.

Executive Compensation

   The following table shows the cash and other compensation paid or accrued by the Company and its subsidiaries to the Company's Chief Executive Officer and the other persons who were serving as executive officers at December 31, 1999 for each of the three years ending December 31, 1999.

                          SUMMARY COMPENSATION TABLE

                                    Annual                        Long-Term
                                 Compensation                   Compensation
                              ------------------            -----------------------
                                                            Securities
                                                 Restricted Underlying      LTIP       All Other
Name and Position        Year  Salary    Bonus     Stock    Options(#)   Payouts(b) Compensation(c)
-----------------        ---- -------- --------- ---------- ----------   ---------- ---------------
John A. Edwardson....... 1999 $625,000  $      0   80,000    546,788(d)   $      0     $ 304,841
Chairman, Chief
 Executive               1998        0         0        0          0             0
Officer and President    1997        0         0        0          0             0

J. Joe Adorjan(a)....... 1999  675,000         0        0     50,000             0       593,263
Former Chairman, Chief   1998  900,000   500,000        0          0       776,252       463,349
Executive Officer and
 President               1997  900,000   426,667        0    300,000             0       453,022

John D. O'Brien......... 1999  357,000         0        0     70,000(d)          0       179,775
Senior Vice President    1998  357,000   247,000        0          0       587,041       166,298
                         1997  325,000   177,333        0     75,000             0       155,888

Timothy M. Wood(f)...... 1999  319,000         0        0     50,000             0     1,349,589
Former Vice President
 and                     1998  319,000   223,000        0          0       587,041       132,826
Chief Financial Officer  1997  290,000   161,000        0     75,000             0       112,782

Robert E.T. Lackey...... 1999  178,750         0        0     30,000(d)          0        49,109
Vice President, General  1998  170,000   144,200        0          0             0        37,794
Counsel and Secretary    1997  114,782    70,560        0     12,000             0        18,333

James F. McNulty
 III(d)(e).............. 1999  248,333         0        0     25,000(d)          0        71,609
Vice President, Sales
 and                     1998        0         0        0          0             0             0
Marketing                1997        0         0        0          0             0             0

Nancy E. Kittle(d)(e)... 1999  140,416         0        0     17,500(d)          0        48,868
Vice President, Human    1998        0         0        0          0             0             0
Resources                1997        0         0        0          0             0             0

--------
(a) On April 16, 1995, 177,778 shares of Common Stock were deposited into a Company trust for the benefit of Mr. Adorjan. Such shares were distributed, together with any dividends or other distributions made with respect thereto, in equal installments on each of the first four anniversaries of April 16, 1995. On such anniversary dates, the Company also paid deferred compensation of $250,000 to Mr. Adorjan.
(b) Represents the total value of awards paid out under the performance share plan for 1998 performance. Awards were paid in cash and stock and included
    (i) 22,000 shares for Mr. Adorjan; (ii) 16,637 shares for Mr. O'Brien; and
    (iii) 16,638 shares for Mr. Wood.

(c) During 1999, represents (i) for Mr. Edwardson, $283,566 contributed to an annuity established for his benefit, $17,070 car allowance and $4,205 for club memberships; (ii) for Mr. Adorjan $250,000 of deferred compensation discussed in note (a), $153,318 contributed to an annuity established for his benefit, $159,939 which represents premium on split dollar life insurance policy, $7,192 for use of a private plane and $22,814 car allowance; (iii) for Mr. O'Brien, $118,017 contributed to an annuity established for his benefit and $34,204 credited pursuant to the Company's Retirement Savings Excess Plan (the "Excess Plan"), $21,314 car allowance and $6,240 for club memberships; (iv) for Mr. Wood, $105,098 contributed to an annuity established for his benefit, $15,594 credited pursuant to the Excess Plan, $1,199,757 severance payments in accordance with his Employment Agreement, $17,779 car allowance, $7,141 for financial counseling and $4,220 for club memberships; (v) for Mr. Lackey, $41,249 contributed to an annuity established for his benefit and $7,860 car allowance; (vi) for Mr. McNulty, $54,209 contributed to an annuity established for his benefit, $12,000 car allowance and $5,400 for club memberships; and (viii) for Ms. Kittle, $27,581 contributed to an annuity established for her benefit, $13,427 for relocation expenses and $7,860 car allowance. During 1998 and 1997, represents amounts contributed by the Company for the named executive officers to annuities established for their benefit, credits made pursuant to the Excess Plan, deferred compensation discussed in note (a), the value of the benefit of a split dollar life insurance policy for Mr. Adorjan, and certain corrections for additional sums related to car allowance, financial counseling and other perquisites.
(d) Includes options received in lieu of bonus for performance in 1999.
(e) Ms. Kittle first became a named executive officer in 1999 and Mr. McNulty on February 14, 2000.
(f) Mr. Wood resigned as Vice President and Chief Financial Officer on October 28, 1999.

Stock Options

   During 1999, the following named executive officers received stock options:

                                                                             Potential realizable
                                                                               value at assumed
                                                                            annual rates of stock
                                   Individual Grants                        price appreciation (d)
                         ---------------------------------------            ----------------------
                         Number of      Percent of
                         securities   total options
                         underlying     granted to
                          options       employees     Exercise   Expiration
Name                     granted(#)   in fiscal year Price($/Sh)    Date      5%($)      10%($)
----                     ----------   -------------- ----------- ---------- ---------- -----------
John A. Edwardson.......  400,000(a)      27.2%       $17.6250     2/23/12  $6,243,826 $17,288,512
                          146,788(b)      10.0%        10.2188    12/23/09     943,340   2,390,609

J. Joe Adorjan..........   50,000(c)       3.4%        18.8125     4/16/03     591,554   1,499,114

John D. O'Brien.........   50,000(c)       3.4%        18.8125     1/11/09     591,554   1,499,114
                           20,000          1.4%        10.2188    12/23/09     128,531     325,723

Timothy M. Wood.........   50,000(c)       3.4%        18.8125      1/3/01     591,554   1,499,114

Robert E.T. Lackey......   20,000(c)       1.4%        18.8125     1/11/09     236,622     599,646
                           10,000          0.7%        10.2188    12/23/09      64,265     162,861

James F. McNulty........   15,000(c)       1.0%        18.8125     1/11/09     177,466     449,734
                           10,000(b)       0.7%        10.2188    12/23/09      64,265     162,861

Nancy E. Kittle.........   10,000(c)       0.7%        18.8125     1/11/09     118,311     299,823
                            7,500(b)       0.5%        10.2188    12/23/09      48,199     122,146

--------
(a) Options granted at the fair market value of the Common Stock on the date of grant. Options become exercisable in equal annual installments on each of the first, second and third anniversaries of the date of grant. In the event of a change in control, all options become fully exercisable.
(b) Options granted in lieu of 1999 bonuses. These options were granted under the 1999 Stock Incentive Plan at the fair market value of the Common Stock on the date of grant. Options became fully exercisable on February 15, 2000.
(c) Options granted under the Company's 1993 Stock Incentive Plan at the fair market value of the Common Stock on the date of grant. Options become fully exercisable seven years from the date of grant, with the possibility of earlier exercisability if the company achieves pre-determined performance goals.

(d) The dollar amounts indicated in these columns result from calculations assuming 5% and 10% growth rates as required by the rules of the Securities Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The actual future value of the options will depend on the market value of the Common Stock.

   The following table sets forth information concerning exercised and unexercised options held by the named executive officers at the end of 1999. The number of unexercisable options represents shares that become exercisable upon the satisfaction of certain periods of employment. The value of unexercised options represents the difference between the exercise price and the share price of Common Stock at December 31, 1999. An option is in-the-money if the share price of Common Stock exceeds the exercise price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                Number of unexercised    Value of Unexercised in the
                                               Options at year end (#)  Money options at year end($)
                          Shares     Value    ------------------------- -----------------------------
Name                     Acquired Realized($) Exercisable Unexercisable  Exercisable   Unexercisable
----                     -------- ----------- ----------- ------------- -----------------------------
John A. Edwardson.......      0     $    0            0      546,788     $            0  $      64,220
J. Joe Adorjan..........      0          0      461,000      185,000            648,720              0
John D. O'Brien.........      0          0       67,500      107,500                  0          8,750
Timothy M. Wood.........      0          0       67,500       87,500                  0              0
Robert E.T. Lackey......      0          0        6,000       36,000                  0          4,375
James F. McNulty III....  1,000      1,174       25,750       32,500                  0          4,375
Nancy E. Kittle.........      0          0        4,000       21,500                375          3,656

Performance Share Awards

   The following table sets forth information concerning awards made during 1999 pursuant to the Company's Performance Share Plan. Awards are stated in shares of Common Stock. The performance period for such awards over which achievement of specified performance goals is measured is the year ending December 31, 2000. The performance criteria established for such awards is the Company's earnings per share. The Compensation Committee has reserved the right to define earnings for purposes of determining satisfaction of the performance goal. In that regard, the Compensation Committee presently intends to consider primarily income from operations and assess earnings from extraordinary gains based on appropriateness of such earnings to the Performance Share Plan.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                        Performance or other
                            period until
Name                   maturation or payment  Threshold(#) Target(#) Maximum(#)
----                   ---------------------- ------------ --------- ----------
John A. Edwardson..... Shares Vesting in 2001    50,000     100,000   180,000

Employment Agreements

   The Employment Agreement, dated March 28, 1995 and amended September 5, 1997, for Mr. Adorjan was nullified by a transition plan ("plan") approved by the Board of Directors in April 1999. The plan was instituted to effectuate an orderly transition of the chief executive officer and chairman positions from Mr. Adorjan to Mr. Edwardson, and Mr. Adorjan's orderly retirement from the Board and the Company. Under the Plan, Mr. Adorjan resigned as Chief Executive Officer on March 1, 1999 and as Chairman on June 1, 1999. He retired from the Board on October 26, 1999. Mr. Adorjan will retire from the Company on April 16, 2000.

   Under the plan, Mr. Adorjan's base salary, effective as of July 15, 1999, was reduced to $37,000 per month and his 1999 bonus opportunity was reduced by 25%. The Company transferred to an irrevocable trust the split dollar life insurance policy maintained by it under the Employment Agreement and forgave the repayment of approximately $160,000 in premiums. Effective December 15, 1999, Mr. Adorjan was placed on unpaid leave of absence as a non-executive employee until April 16, 2000.

   As part of his retirement portion of the plan, exercisability of his vested options was extended until 2003; title to his company car was transferred to him on January 1, 2000; tax planning benefits were extended through the 2000 tax season; and, eligibility was granted to him for a pro rata distribution of any performance shares earned by the Company as of December 31, 2000.

   In return for certain post-employment office support, not to exceed $30,000 per year for two (2) years, Mr. Adorjan agreed to provide certain consulting services to the Company in the areas of acquisitions and strategic planning.

   The Company has an employment agreement with Mr. Edwardson under which he serves as the chief executive officer and president of the Company through March 1, 2002. The agreement contains certain automatic renewal provisions and further provides Mr. Edwardson with: an annual base salary of $750,000; an annual cash performance based bonus opportunity ranging from $300,000 to $800,000 (with a 1999 annual bonus award of not less than $500,000 subject to certain deferral provisions to comply with Section 162(m) of the Internal Revenue Code); a minimum annual contribution to a tax deferred annuity of $165,000; an award of 100,000 restricted shares of Common Stock having an aggregate value, as of February 23, 1999, of $1,762,500 which will vest in equal installments on each of the first five anniversaries of the date of grant; an award of 13-year options to purchase 400,000 shares of Common Stock which become exercisable in equal installments on each of the first three anniversaries of date of the agreement, subject to certain deferral provisions to comply with Section 162(m) of the Internal Revenue Code; and, an award of 100,000 Performance Shares on the first day of employment and another 100,000 Performance Shares by not later than March 31, 2000 under the Company's 1999 Stock Incentive Plan (the "Plan"). Subsequent stock option grants are as determined by the Board of Directors. Mr. Edwardson is also eligible to participate in all incentive, savings, retirement, benefit plans and programs extended to other key executives of the Company.

   In December 1999, Mr. Edwardson and the Company agreed that, in lieu of his 1999 minimum annual bonus award of $500,000 described above, Mr. Edwardson be granted stock options under the Burns International Services Corporation 1999 Stock Incentive Plan to purchase from the Company 146,788 shares of common stock at a price of $10.2188 and with a vesting date of February 15, 2000.

   Under such employment agreement, if Mr. Edwardson's employment is terminated by the Company for reasons other than for death, "disability" or "cause" (as such terms are defined in the employment agreement) or by Mr. Edwardson for "good reason" (which includes, among other things, termination of employment within a 30 day period following the three month period after a "change in control"), Mr. Edwardson would receive severance and noncompete pay, as follows: (i) an amount equal to the unpaid annual base salary and supplemental benefit compensation through the date of termination, plus a prorated bonus award at the targeted level through the date of termination, plus an amount equal to any accrued but unpaid bonus related to any prior year; and, (ii) an amount equal to the sum of the annual base salary, bonus and supplemental benefit compensation for the period from the date of termination to the end of the then contract employment period. The agreement also provides for the vesting of unvested stock options, performance shares and restricted share awards. The agreement also provides for certain gross up payments in the event that Mr. Edwardson is subject to an excise tax on his termination payments. The Company must continue to provide certain fringe benefits to Mr. Edwardson through the first anniversary of the date of termination (reduced by any comparable benefit received from another employer during this period). Upon such termination of employment, Mr. Edwardson has agreed, among other things, not to compete with the Company for two years after such termination.

   The Company has employment agreements with Messrs. O'Brien and Wood (the "Agreements"). Under the Agreements, among other things, if the executive's employment is terminated by the Company other than for death, "disability," "retirement" or "cause" (as such terms are defined in the Agreements) or by the executive for "good reason" (which includes, among other things, termination of employment within a 30 day period following the first anniversary of a "change in control"), the executive would receive severance and noncompete pay equal to twice his annual base salary, annual bonus (at the expected level) and supplemental benefit compensation payable during the 12 month period following the date of termination at the rate in effect at the date of termination. Such executive would also be paid any portion of his annual base salary not paid as of date of termination, a prorated annual bonus for year of termination (at the expected level), all accrued and unpaid bonus and vacation pay, all unpaid deferred compensation and all unpaid accrued benefits under the Excess Plan. In addition, after a "change in control" such executive would receive a pro rata payment of his annual bonus for the year in which the change in control occurs based on the Company's performance for the period ending on such change in control as determined by the Compensation Committee of the Board of Directors. The Agreements also provide for certain gross up payments in the event that the executive is subject to an excise tax on his termination payments. The Company must continue to provide certain fringe benefits to such executive through the second anniversary of the date of termination (reduced by any comparable benefit received from another employer during this period). Upon such termination of employment, each executive has agreed, among other things, not to compete with the Company for three years after termination of employment.

   Mr. Wood resigned as Vice President, Chief Financial Officer, on October 28, 1999 and severed his employment with the Company on January 3, 2000. Mr. Wood was compensated in January 2000 with severance benefits substantially in conformity with his Employment Agreement set forth above.

   The Company entered into agreements with Messrs. Lackey, McNulty and Froisland and Ms. Kittle which provide, in the event of termination of employment upon a change in control or within twenty-four months thereafter, they will be entitled to their respective annual salary, a prorated bonus award at targeted level and other supplemental benefits paid through the date of termination, plus a lump sum payment equal to two (2) times the sum of the respective employee's annual base salary, annual bonus award at targeted level and supplemental benefits contributions. The Company will also provide medical, life and other insurance benefits to the employee and his/her family and outplacement services for up to twenty-four months after termination. The agreements also provide for the vesting of unvested stock options, performance shares and restricted share awards.

Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors is composed of directors who are not employees of the Company. The Committee is responsible for setting and administering the policies that govern base salary and annual and long-term incentive programs for the executive officers of the Company.

 Overall Policy

   The Company's executive compensation program is designed to link executive compensation to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company's success in meeting specified performance goals.

   The following compensation guidelines are intended to facilitate the achievement of the Company's business strategies:

  . Emphasize variable, at-risk compensation that is based on meeting specified performance goals in annual plans as well as stock option and performance share plans.

  . Target compensation levels at rates that reflect market practices to enhance the Company's ability to attract, retain, and encourage the development of high-quality executives.

  . Encourage, over the long term, personal equity ownership to align executives' interests with those of the stockholders.

   The Company's executive compensation program consists of base pay, annual incentives and equity based long-term incentives. The Committee reviews the program annually and targets total compensation in a range similar to total compensation for executives in general industry, as shown in published executive compensation surveys, with consideration to known compensation practices in relevant service industry companies. To assist in determining competitive pay practices, the Committee also utilizes information provided by qualified independent consultants.

   The Committee determines the compensation of the Company's Chief Executive Officer and the other named executive officers, whose compensation is detailed in this Proxy Statement. The Committee reviews the policies established for the next level of management, including other corporate and subsidiary executives, and evaluates and administers all equity-based compensation plans. In reviewing the individual performance of the executives (other than Mr. Edwardson), the Committee takes into account the views of Mr. Edwardson.

 Base Salary

   The Committee targets base salaries to be at or above median levels provided to executives with similar responsibilities in industry in general. In 1999, the salary of Mr. Edwardson was established by his employment agreement, amended and restated March 26, 1999. Messrs. Lackey and McNulty and Ms. Kittle received salary increases in 1999 that are consistent with the above stated policies. There were no other changes to the base salaries of named executive officers in 1999.

 Annual Incentive

   The Company's executive officers are eligible for an annual cash incentive. Executives are assigned threshold, target and maximum award opportunities that are based on the Company's compensation strategy.

   For the named executive officers, the Committee sets performance goals based on specified business criteria. For 1999, none of the 1998 named executives earned a cash incentive payment.

   Although annual incentives for other corporate and subsidiary executives depend primarily on the achievement of established performance objectives, the Committee may adjust awards based on other financial or non-financial actions or circumstances that the Committee believes will benefit long-term stockholder value.

 Stock Incentive Plans

   The Company uses stock incentives in the form of stock options, performance shares and restricted stock to align executives' interests with those of the stockholders and to motivate executives to continue the long-term focus required for the Company's future success. The stock incentives have vesting provisions that support the Company's objective of retaining high-quality executives. In granting stock incentives, the committee considers the potential impact of each position, individual contribution, the size and timing of previous awards and competitive practices described in independently published executive compensation surveys and proxy statements of peer companies.

   There were no distributions of performance shares based on 1999 company performance. Only Mr. Edwardson received a performance share award in 1999. It is described under the heading "Compensation of the Chief Executive Officer".

   During 1999, the Company granted stock options to Mr. Edwardson and the other named executive officers of the Company. Additionally, Ms. Kittle, Mr. McNulty and certain key managers who earned annual incentives in 1999 elected to receive stock options instead of cash bonuses.

   In recognizing the decentralized, people intensive nature of this business, the committee also granted performance related stock options to named executive officers and key managers at all levels of the organization in 1999. Under the terms of the performance stock option grants, participants must attain pre-determined value growth targets for their respective areas of responsibility in order to vest their awards within a 3-year time frame.

 Compensation of the Chief Executive Officer

   Mr. Edwardson's compensation is established by the terms of his employment agreement. The terms of the agreement are described in the section entitled "Employment Agreements".

   Mr. Edwardson's salary is at the appropriate level to attract him to the position of Chief Executive Officer of Burns International Services Corporation, and the committee believes that Mr. Edwardson's contributions to the Company's earnings and strategic repositioning merit this salary.

   The terms of Mr. Edwardson's employment agreement include a minimum annual incentive of $500,000 for 1999. Mr. Edwardson elected to forego the receipt of the cash incentive and was granted 146,788 stock options instead.

   In accordance with the terms of Mr. Edwardson's employment agreement, the committee granted him long-term incentives in the form of stock options, performance shares and restricted stock in 1999. The performance shares may result in actual distribution of shares to Mr. Edwardson according to achievement of threshold, target and maximum performance goals in 2000. If the threshold performance is not achieved, no shares will be distributed under the performance share award. The restricted stock will vest in equal increments over five years, beginning in 2000.

   In order to facilitate Mr. Edwardson's succession to the position of Chief Executive Officer, the committee and Mr. Adorjan agreed to a transition plan that nullified the terms of Mr. Adorjan's employment agreement. The plan provided for, among other things, a reduction of Mr. Adorjan's base salary to $37,000 per month from July 15 through December 15, 1999, and transfer to the status of unpaid leave of absence from December 16, 1999 through April 16, 2000, at which time he will retire and be eligible for post-retirement life and medical benefits. The committee also extended the post-retirement stock option exercise period on stock options granted to Mr. Adorjan under the 1987 Management Stock Option Plan for 3 years, which is consistent with the provisions of incentive plans approved by the shareholders in 1997 and 1999.

 Deductibility of compensation in excess of $1 million per year

   Internal Revenue Code section 162(m), in general, precludes a public corporation from claiming a tax deduction for compensation in excess of $1 million in any taxable year for its executive officers named in the cash compensation table in such corporation's proxy statement. Certain performance-based compensation is exempt from this tax deduction limitation. The committee's policy is to structure executive compensation in order to maximize the amount of the Company's tax deduction. However, the committee reserves the right to deviate from that policy in order to serve the best interests of the Company. Such a deviation may occur under the terms of Mr. Edwardson's employment agreement. The Committee believes that the provisions of the employment agreement were necessary in order to recruit and retain Mr. Edwardson for the Company.

   The Company's incentive plans are structured to provide that any compensation paid to other named executive officers that may exceed the section 162(m) limit will qualify for the performance-based exemption.

                                                               Robert A. McCabe
                                                      Albert J. Fitzgibbons III
                                                                   Dale W. Lang
                                                              Andrew McNally IV
                                                               Alexis P. Michas

 Performance Graph

   The graph below compares the percentage change in cumulative total stockholder return on the Company's Common Stock with (i) the cumulative total return of the Standard & Poor's MidCap 400 and (ii) the Dow Jones Industrial & Commercial Services Index. The total return for each component assumes that $100 was invested on December 31, 1994 and the reinvestment of dividends as they were paid. The total return for the Company assumes that $100 was invested on December 31, 1994. The S&P MidCap 400 tracks the aggregate price performance of equity securities of 400 companies selected in the market capitalization range of $183 million to $12.7 billion. The DJ Index tracks the price performance of equity securities of companies that provide services to other commercial enterprises.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG BURNS INTERNATIONAL SERVICES CORPORATION,
                           THE S&P MIDCAP 400 INDEX
                  AND THE DOW JONES INDUSTRIAL SERVICES INDEX

                               [LINE CHART]
               Burns
            International      S&P      Dow Jones
              Services        Midcap    Industrial
            Corporation        400       Services
            -------------    ---------  ----------
12/94            100.00       100.00       100.00
12/95            128.21       130.94       127.99
12/96            110.26       156.08       139.60
12/97            180.77       206.43       160.39
12/98            192.31       236.21       190.10
12/99            110.90       270.99       222.53

Certain Relationships and Related Transactions

   The Company has a consulting agreement with Mr. Schwarzkopf for a fee of $5,000 per month. Further details can be found in the Compensation of Directors section.

             2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors proposes that the stockholders approve the selection by the Finance and Audit Committee of Deloitte & Touche LLP to serve as the Company's independent auditors for the 2000 fiscal year. The Board of Directors anticipates that representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

   If the appointment of Deloitte & Touche for the 2000 fiscal year is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting.

   The Board of Directors recommends a vote FOR the appointment of Deloitte & Touche LLP as the independent auditors. We will so vote your proxy unless you specify otherwise.

                               OTHER INFORMATION

   As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly presented for action at the meeting, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of a recommendation, in accordance with the judgment of the proxy holders.

   The Company must receive stockholder proposals to be presented at the year 2001 Annual Meeting on or before November 21, 2000. Any proposal must comply with the requirements of the Securities and Exchange Commission for inclusion in the proxy statement relating to that meeting. You should send proposals to the attention of the Corporate Secretary. In addition, stockholders wishing to bring a proposal before the Annual Meeting in 2000 (but not include it in the proxy statement) must comply with the Company's By-Laws which require timely notice to the Company. To be timely such notice must be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company not less than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting.

   Upon request the Company will furnish you without charge one copy of the Company's Annual Report on Form 10-K (without exhibits) for the year ended December 31, 1999, as filed with the Securities and Exchange Commission. You should direct your request to the Corporate Secretary, 200 South Michigan Avenue, Chicago, Illinois 60604.

                                       BURNS INTERNATIONAL SERVICES CORPORATION

--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS

   FOR all nominees listed below [_]

   WITHHOLD AUTHORITY to vote for all nominees listed below [_]

   *EXCEPTIONS [_]

   Directors to serve for a term expiring in 2003: Arthur F. Golden, Dale W. Lang, Andrew McNally IV
   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).
   *Exceptions
              ------------------------------------------------------------------

2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for 2000

   FOR [_]  AGAINST [_]  ABSTAIN [_]

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   Address Change and/or Comments Mark Here [_]

   Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer, if a partnership, please sign in partnership name by an authorized person.

   Dated:                                                                 , 2000
         -----------------------------------------------------------------

   -----------------------------------------------------------------------------
                                      Signature

   -----------------------------------------------------------------------------
                             Signature, if held jointly

   Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

   Votes must be indicated (x) in Black or Blue ink. [X]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   BURNS INTERNATIONAL SERVICES CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS APRIL 24, 2000

       The Annual Meeting of Stockholders of Burns International Services Corporation will be held on Monday, April 24, 2000, at 10:00 a.m. at the Company's headquarters located at 200 South Michigan Avenue, Chicago, Illinois, for the purposes described on the reverse side.

       Only stockholders at the close of business on March 6, 2000 will be entitled to vote at the meeting or any adjournment or postponement thereof.

       This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints each of John A. Edwardson and Robert E.T. Lackey, as Proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Burns International Services Corporation held of record by the undersigned on March 6, 2000 at the annual meeting of stockholders to be held on April 24, 2000 or any adjournment thereof.

   This proxy when duly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted for all proposals.

   PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

   (Continued, and to be dated and signed on the reverse side.)

   BURNS INTERNATIONAL SERVICES CORPORATION
   P.O. BOX 11195
   NEW YORK, N.Y. 10203-0195
--------------------------------------------------------------------------------